SCHEDULE 14C

INFORMATION STATEMENT PURSUANT TO SECTION 14(C) OF THE
SECURITIES EXCHANGE ACT OF 1934

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☐ Preliminary Information Statement
☐ Confidential, for use of the Commission only (only as permitted by Rule 14c-5(d)(2))
☒ Definitive Information Statement

CHANTICLEER HOLDINGS, INC.
(Name of Registrant as Specified in its Charter)

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Chanticleer Holdings, Inc.
4201 Congress Street, Suite 145
Charlotte, NC 28209

NOTICE OF STOCKHOLDER ACTION BY WRITTEN CONSENT

Dear Stockholders:

The purpose of this letter is to inform you that the board of directors of Chanticleer Holdings, Inc., a Delaware corporation (“we”, “us” or “Company”), and the holders of a majority of the outstanding shares of our issued and outstanding common stock, par value $0.0001 per share ("Common Stock”), pursuant to a written consent in lieu of a meeting in accordance with our certificate of incorporation and Delaware General Corporation Law ("DGCL") Section 228, approved: (i) the withdrawal of the Company's election to be treated as a business development company ("BDC") under the Investment Company Act of 1940, as amended (the "1940 Act") (the "BDC Withdrawal"); and (ii) the reverse split of the Company's issued and outstanding Common Stock at a ratio of 1:10 (the "Reverse Split").

Notwithstanding approval of the BDC Withdrawal and the Reverse Split by the stockholders, our board of directors may, in its sole discretion, determine not to effect, and abandon, the BDC Withdrawal and/or the Reverse Split without further action by our stockholders.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

The accompanying Information Statement, which describes the above corporate actions in more detail, is being furnished to our stockholders for informational purposes only pursuant to Section 14(c) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations prescribed thereunder. The accompanying Information Statement also serves as the notice required by Section 228 of the DGCL of the taking of a corporate action without a meeting by less than unanimous written consent of the Company’s stockholders. Pursuant to Rule 14c-2 under the Exchange Act, these corporate actions will not be effective until twenty calendar days after the mailing of the Information Statement to our stockholders. The Company anticipates effectuating the BDC Withdrawal, through the filing of a Form N-54C, within thirty days of the tolling of the twenty calendar day period. The Company anticipates effectuating the Reverse Split, through the filing of a Certificate of Amendment to the Certificate of Incorporation with the Office of the Secretary of State of Delaware, immediately after the effectuation of the BDC Withdrawal. A copy of the Certificate of Amendment is attached to the Information Statement as Appendix A.

I encourage you to read the enclosed Information Statement, which is being provided to all of our stockholders. It describes the proposed corporate actions in detail.
Sincerely,

/s/ Michael D. Pruitt
MICHAEL D. PRUITT
Chief Executive Officer

This Information Statement is dated June 20, 2008 and is first being mailed to stockholders of record of Chanticleer Holdings, Inc. on June 23, 2008.

Chanticleer Holdings, Inc.
4201 Congress Street, Suite 145
Charlotte, NC 28209
________________________

INFORMATION STATEMENT
PURSUANT TO SECTION 14(C)
OF THE SECURITIES EXCHANGE ACT OF 1934
AND RULE 14C-2 THEREUNDER
________________________

NO VOTE OR ACTION OF THE COMPANY'S STOCKHOLDERS
IS REQUIRED IN CONNECTION WITH THIS INFORMATION STATEMENT

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY

We are distributing this Information Statement to stockholders of Chanticleer Holdings, Inc. (sometimes hereinafter referred to as “we”, “us”, “Company” or “Chanticleer”) in full satisfaction of any notice requirements we may have under the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), and the Delaware General Corporation Law ("DGCL"), including Section 228 of the DGCL. No additional action will be undertaken by us with respect to the receipt of written consents, and no dissenters’ rights under the DGCL are afforded to our stockholders as a result of the corporate action described in this Information Statement. The record date for determining the stockholders entitled to receive this Information Statement has been established as of the close of business on May 14, 2008 (the “Record Date”).

OUTSTANDING VOTING SECURITIES

As of the Record Date, we had issued and outstanding 8,628,532 shares of common stock, par value $0.0001 per share (the “Common Stock”), such shares constituting all of the Company’s issued and outstanding capital stock.

The DGCL and our certificate of incorporation permit the holders of a majority of the shares of the our outstanding Common Stock to approve and authorize actions by written consent as if the action were undertaken at a duly constituted meeting of the stockholders of the Company. On May 14, 2008, our board of directors consented in writing without a meeting to the matters described herein, and recommended that the matters described herein be presented to the stockholders for approval. On May 16, 2008, the holders of an aggregate of 5,314,762 shares of Common Stock (the “Consenting Stockholders”), representing approximately 61.6% of the total shares of Common Stock entitled to vote on the matters set forth herein, consented in writing without a meeting to the matters described herein.

CORPORATE ACTIONS

The corporate actions described in this Information Statement will not afford stockholders the opportunity to dissent from the actions described herein or to receive an agreed or judicially appraised value for their shares.

Our board of directors and the Consenting Stockholders have consented to (i) the withdrawal of the Company's election to be treated as a business development company ("BDC") under the Investment Company Act of 1940, as amended (the "1940 Act") (the "BDC Withdrawal"); and (ii) the reverse split of the Company's issued and outstanding Common Stock at a ratio of 1:10 (the "Reverse Split").

We will pay the expenses of furnishing this Information Statement to our stockholders, including the cost of preparing, assembling and mailing this Information Statement.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

To the Company's knowledge, the following table sets forth information with respect to beneficial ownership of outstanding common stock as of May 15, 2008, by:

•	each person known by the Company to beneficially own more than 5% of the outstanding shares of the Company's Common Stock;

•	each of the Company's named executive officers;

•	each of the Company's directors; and

•	all of the Company's executive officers and directors as a group.

Beneficial ownership is determined in accordance with the rules of the U.S. Securities and Exchange Commission (the "SEC") and includes voting or investment power with respect to the securities as well as securities which the individual or group has the right to acquire within 60 days of the original filing of this Information Statement. Unless otherwise indicated, the address for those listed below is c/o Chanticleer Holdings, Inc., 4201 Congress Street, Suite 145, Charlotte, NC 28209. Except as indicated by footnote, and subject to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them. The number of shares of the Common Stock outstanding used in calculating the percentage for each listed person includes the shares of Common Stock underlying options or other convertible securities held by such persons that are exercisable within 60 days of May 15, 2008, but excludes shares of Common Stock underlying options or other convertible securities held by any other person. The number of shares of Common Stock outstanding as of May 15, 2008, was 8,628,532. Except as noted otherwise, the amounts reflected below are based upon information provided to the Company and filings with the SEC.

	Number of Shares of
Name	Common Stock Owned	Percentage of Class

Palisades Master Fund, LP	1,884,401	21.8%

Michael D. Pruitt	1,688,511	19.6%

Michael Carroll	25,000	*

Brian Corbman	25,500	*

Paul I. Moskowitz	1,000	*

Officers and Directors As a Group (4 Persons)	1,740,011	20.2%

FORWARD-LOOKING STATEMENTS MAY PROVE INACCURATE

This Information Statement contains forward-looking statements that involve risks and uncertainties. Such statements are based on current expectations, assumptions, estimates and projections about the Company and its industry. Forward-looking statements are subject to known and unknown risks, uncertainties and other factors that may cause actual results, levels of activity, performance, achievements and prospects to be materially different from those expressed or implied by such forward-looking statements. The Company undertakes no obligation to update publicly any forward-looking statements for any reason even if new information becomes available or other events occur in the future. The Company believes that such statements are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995.

Actual outcomes are dependent upon many factors. Words such as "anticipates," "believes," "estimates," "expects," "hopes," "targets" or similar expressions are intended to identify forward-looking statements, which speak only as of the date of this Information Statement, and in the case of documents incorporated by reference, as of the date of those documents. The Company undertakes no obligation to update or release any revisions to any forward-looking statements or to report any events or circumstances after the date of this Information Statement or to reflect the occurrence of unanticipated events, except as required by law.

WITHDRAWAL OF ELECTION TO BE TREATED AS A BDC

General

On May 14, 2008, our board of directors consented in writing without a meeting to the withdrawal of the Company's election to be treated as a BDC under the 1940 Act, and recommended that the matter be presented to the Company's stockholders for their approval. On May 16, 2008, the Consenting Stockholders, who hold an aggregate of 5,314,762 shares of Common Stock, representing approximately 61.6% of the total issued and outstanding shares of Common Stock, consented in writing without a meeting to the BDC Withdrawal.

The BDC Withdrawal cannot be effectuated until at least 20 calendar days after the mailing of a definitive information statement to the Company's shareholders. The Company anticipates effectuating the BDC Withdrawal, through the filing of a Form N-54C, within thirty days of the tolling of the twenty calendar day period.

Reasons for Withdrawal of BDC Election

On June 1, 2005, the Company filed a notification of election to be regulated as a BDC under the 1940 Act on Form N-54A. The Company elected BDC status intending to provide equity and debt investment capital to fund growth, acquisitions and recapitalizations of small market companies primarily located in the United States. The Company no longer intends to pursue the foregoing business plan, and has determined it to be in the best interest of the Company to withdraw its BDC election so that it can more flexibly pursue other business opportunities that would not be permitted if the Company remained a BDC, including, but not limited to, the identification and acquisition of an operating company (see "Risks Associated with the Withdrawal of BDC Election").

Under the Company's new business model, the Company will at all times conduct its activities in such a way that it will not be deemed an "investment company" subject to the regulation under the 1940 Act. Thus, it will not hold itself out as being engaged primarily in the business of investing, reinvesting or trading in securities.

SEC Comment Letter

The Company filed a Form 1-E with the SEC on April 12, 2007 (the "Old E-1"). On May 30, 2007, the SEC issued a comment letter to the Company (the "1st SEC Comment Letter") with respect to the Old 1-E setting forth certain instances in which the Company may have been out of compliance with the rules and regulations governing the business, affairs, financial status, and financial reporting items required of BDC's. The Company filed a response to the foregoing comment letter on June 21, 2007.

On January 30, 2008, the SEC issued a second comment letter to the Company (the "2nd SEC Comment Letter") setting forth additional comments on the Company's disclosure and filings with the SEC. The Company has not yet responded to the 2nd SEC Comment Letter.

The Company filed a Form 1-E with the SEC on March 27, 2008 (the "New 1-E"). On April 22, 2008, the SEC issued a third comment letter to the Company (the "3rd SEC Comment Letter, and collectively with the 1st SEC Comment Letter and the 2nd SEC Comment Letter, the "SEC Comment Letters") setting forth the SEC's comments on the New 1-E and certain other filings with the SEC. The Company has not yet responded to the 3rd SEC Comment Letter.

The Company has taken certain steps to comply with the comments set forth in the SEC Comment Letters. Many of the comments set forth in the SEC Comment Letters have not yet been fully addressed by the Company. The Company's responsibility to address the matters raised in the SEC Comment Letters and to comply with any other currently outstanding obligations under the 1940 Act will continue notwithstanding the effectuation of the Company's proposed BDC Withdrawal. The Company intends to file written responses to the 2nd SEC Comment Letter and the 3rd SEC Comment Letter with the SEC promptly. The compliance and remediation costs associated with the foregoing cannot be estimated by management at this time, but could be significant in terms of both time and dollars. To the extent such liabilities are significant they will materially negatively impact on the Company's resources and will have an impact on the Company's ability to continue as a going concern.

Risks Associated with the Withdrawal of BDC Election

Upon the Company's withdrawal of its BDC election the Company's stockholders will lose certain protections under the 1940 Act, including the following:

1. The Company will no longer be required to maintain a ratio of assets to senior securities of at least 200%;

2. The Company will no longer be prohibited from protecting directors or officers against any liability to the Company or Company’s stockholders arising from willful malfeasance, bad faith, gross negligence, or reckless disregard of the duties involved the conduct of the person’s office;

3. The Company will no longer be required to provide and maintain a bond issued by a reputable fidelity insurance company to protect against larceny and embezzlement;

4. The Company will no longer be required to ensure that a majority of directors are not “interested persons,” as the term is defined in Section 2(a)(19) of the 1940 Act, and persons that would be prevented from acting in the capacity of an employee, officer or director of the Company if it were a BDC (such as persons convicted of certain malfeasance) will be able to be on the Company’s board;

5. The Company will no longer be subject to provisions of the 1940 Act regulating transactions between BDCs and certain affiliates restricting the Company’s ability to issue warrants and options;

6. The Company will no longer be prohibited from issuing its shares for services;

7. The Company will be able to change the nature of its business without having to obtain the approval of its stockholders;

8. The Company will no longer be subject to provisions of the 1940 Act prohibiting the issuance of securities below net asset value book value;

9. The Company will no longer be required to disclose its net value per share on the face of its financial statements; and

10. The Company will no longer be subject to the other protections set forth in Sections 55 through 64 of the 1940 Act and the rules and regulations promulgated thereunder.

However, the Board will still be subject to customary principles of fiduciary duty under the DGCL with respect to the Company and its stockholders. The composition of the Board upon the effectuation of the BDC Withdrawal will remain the same as before the BDC Withdrawal, with a majority of the members of the Board being independent and disinterested.

In addition, withdrawal of the Company’s election to be treated as a BDC will not affect the Company’s registration under Section 12(g) of the Exchange Act, which requires, in part, the Company to file periodic reports on Form 10-K, Form 10-Q, Form 8-K, proxy statements and other reports with the SEC.

Effect on the Financial Statements and Tax Status

The withdrawal of the Company’s election to be regulated as a BDC will result in a change in its method of accounting. BDC financial statement presentation and accounting uses the value method of accounting used by investment companies, which allows BDCs to value their investments at fair market value as opposed to historical cost. In addition, entities in which the Company owns majority ownership stakes are not consolidated; rather, investments in those entities are reflected on the balance sheet as an investment in a majority-owned portfolio company at fair market value. In this regard, the Company’s only significant investments at March 31, 2008, were in two minority-owned entities, Syzygy Entertainment, Ltd. and Chanticleer Investors, LLC. At March 31, 2008, the value of such investments recorded in the Company’s financials statement was approximately $964,000 and $1,610,000, respectively.

Operating companies use either the fair-value or historical-cost methods of accounting for financial statement presentation and accounting for securities, depending on how the investment is held. In addition, operating companies consolidate the accounts of majority-owned entities; any previously recorded unrealized appreciation on investments which would not be classified as trading securities will no longer be reflected in the Company’s financial statements. At March 31, 2008, the Company had unrealized appreciation of $691,341 recorded on these investments.

Upon the effectuation of the BDC Withdrawal the Company will change its methods of accounting as set forth above. The changes will result in the reversal of the unrealized appreciation in the total amount of $691,341 through the retrospective recording of said amounts in the prior periods in which it arose. The Company believes that the effect of these changes in methods of accounting will be material.

The Company does not believe that withdrawing its election to be regulated as a BDC will have any impact on its federal income tax status, because the Company never elected to be treated as a regulated investment company under Subchapter M of the Internal Revenue Code. Instead, the Company has always been subject to corporate level income tax on its income (without regard to any distributions) as a “regular” corporation under Subchapter C of the Internal Revenue Code.

Pro Forma Unaudited Financial Statements

The following pro forma unaudited financial statements of the Company as of and for the three months ended March 31, 2008, show the effect of the changes in the Company's method of accounting had the BDC Withdrawal occurred on March 31, 2008. As shown, the accumulated deficit increased and investments decreased $691,341 on a pro forma basis when not operating as a BDC. All of the unrealized appreciation previously recognized as earnings of a BDC will be recorded in 2007 to reduce net income (increase net loss) in the period in which it arose in operating company statements.

Chanticleer Holdings, Inc.
Balance Sheet
March 31, 2008 Historical and Pro Forma

	Historical	Pro Forma
	(Unaudited)
ASSETS
Cash and cash equivalents	1,108	1,108
Accounts receivable, controlled affiliate investment	25,000	25,000
Marketable equity securities, less unrealized loss of $285,442	-	1,043,128
Prepaid expenses and other assets	14,811	14,811
TOTAL CURRENT ASSETS	40,919	1,084,047
Fixed assets, net	44,429	44,429
Investments at fair value	3,818,128	2,083,659
Deposits	23,980	23,980
TOTAL ASSETS	3,927,456	3,236,115

LIABILITIES
Accounts payable	39,292	39,292
Accrued expenses	1,564	1,564
Notes payable	379,500	379,500
TOTAL CURRENT LIABILITIES	420,356	420,356

Commitments and contingencies

STOCKHOLDERS' EQUITY
Common stock, $.0001 par value. Authorized 200,000,000 shares; issued and outstanding 8,618,033 shares at March 31, 2008	$862	$862
Additional paid in capital	4,049,738	4,049,738
Accumulated deficit	(543,500)	(1,234,841)
TOTAL STOCKHOLDERS' EQUITY	3,507,100	2,815,759
TOTAL LIABILITIES AND STOCKHOLERS' EQUITY	$3,927,456	$3,236,115

Chanticleer Holdings, Inc.
Statements of Operations
For the Three Months Ended March 31, 2008
Historical and Pro Forma
(Unaudited)

	Historical	Pro Forma
Income from operations:
Interest and dividend income - affiliates	$11,500	$11,500
Management fee income - affiliates	153,555	153,555
	165,055	165,055
Expenses:
Salaries and wages	77,652	77,652
Professional fees	121,429	121,429
Shareholder services	2,647	2,647
Interest expense	2,047	2,047
Insurance expense	10,563	10,563
Dues and subscriptions	6,189	6,189
Rent expense	12,159	12,159
Travel and entertainment expense	27,808	27,808
Other general and administrative expense	34,299	34,299
	294,793	294,793
Loss before income taxes	(129,738)	(129,738)
Income taxes	-	-
Loss from operations	(129,738)	(129,738)

Net realized and unrealized gains (losses):
Net realized gain on investments, with no income tax provision	-	-
Change in unrealized depreciation of investments, net of deferred tax benefit of $0	(38,438)	(38,438)
Net loss	$(168,176)	$(168,176)

Net loss per share - basic and diluted	$(0.0196)	$(0.0196)
Weighted average shares outstanding	8,592,915	8,592,915

REVERSE SPLIT

General

On May 14, 2008, our Board of Directors consented in writing without a meeting to a 1 for 10 reverse split of the Company's outstanding shares of Common Stock, and recommended the matter be submitted to the Company's stockholders for their approval. On May 16, 2008, the Consenting Stockholders, who hold an aggregate of 5,314,762 shares of Common Stock, representing approximately 61.6% of the total issued and outstanding shares of Common Stock, consented in writing without a meeting to the Reverse Split.

Reasons for the Reverse Split

In approving the Reverse Split, the Board considered that the Company's Common Stock may not appeal to brokerage firms that are reluctant to recommend lower priced securities to their clients. Investors may also be dissuaded from purchasing lower priced stocks because the brokerage commissions, as a percentage of the total transaction, tend to be higher for such stocks. Moreover, the analysts at many brokerage firms do not monitor the trading activity or otherwise provide coverage of lower priced stocks. The Board also believes that most investment funds are reluctant to invest in lower priced stocks.

The Board proposed the Reverse Split as one method to attract investors and business opportunities in the Company. The Company believes that the Reverse Split may improve the price level of the Company's Common Stock and that this higher share price could help generate additional interest in the Company.

However, the effect of the Reverse Split upon the market price for the Company's Common Stock cannot be predicted, and the history of similar stock split combinations for companies in like circumstances is varied. There can be no assurance that the market price per share of the Company's Common Stock after the Reverse Split will rise in proportion to the reduction in the number of shares of Common Stock outstanding resulting from the Reverse Split. The market price of the Company's Common Stock is also based on its performance and other factors, some of which may be unrelated to the number of shares outstanding.

Potential Risks of the Reverse Split

Upon effectiveness of the Reverse Split, there can be no assurance that the bid price of the Company's Common Stock will continue at a level in proportion to the reduction in the number of outstanding shares resulting from the Reverse Split, that the Reverse Split will result in a per share price that will increase the Company's ability to attract and retain employees and other service providers or that the market price of the post-split Common Stock will be maintained. The market price of the Company's Common Stock will also be based on its financial performance, market condition, the market perception of its future prospects, as well as other factors, many of which are unrelated to the number of shares outstanding. If the Reverse Split is effected and the market price of the Company's Common Stock declines, the percentage decline as an absolute number and as a percentage of the Company's overall capitalization may be greater than would occur in the absence of the Reverse Split.

Effects of the Reverse Split

General

Pursuant to the Reverse Split, each 10 shares of the Company's Common Stock issued and outstanding, or held as treasury shares, immediately prior to the effectiveness of the Reverse Split, will become one share of the same class of the Company's Common Stock after consummation of the Reverse Split.

Effect on Authorized and Outstanding Shares

The Company is currently authorized to issue a maximum of 200,000,000 shares of Common Stock and no shares of preferred stock. There are 8,628,532 shares of Common Stock issued and outstanding, or held as treasury shares. The number of issued and outstanding shares of capital stock, including treasury shares (as well as the number of shares of Common Stock underlying any options, warrants, convertible debt or other derivative securities), will be reduced to a number that will be approximately equal to the number of shares of capital stock issued and outstanding, or held as treasury shares, immediately prior to the effectiveness of the Reverse Split, divided by 10.

With the exception of the number of shares issued and outstanding, or held as treasury shares, the rights and preferences of the shares of Common Stock prior and subsequent to the Reverse Split will remain the same. It is not anticipated that the Company's financial condition, the percentage ownership of management, the number of stockholders, or any aspect of the Company's business will materially change, as a result of the Reverse Split.

The Reverse Split will be effected simultaneously for all of the Company's Common Stock and the exchange ratio will be the same for all of the Company's issued and outstanding capital stock. Subject to the provisions for elimination of fractional shares, the Reverse Split will affect all of our stockholders uniformly and will not affect any stockholder's percentage ownership interests in the Company or proportionate voting power (See "Fractional Shares" below).

The Company will continue to be subject to the periodic reporting requirements of the Exchange Act. The Company's Common Stock is currently registered under Section 12(g) of the Exchange Act and as a result, is subject to periodic reporting and other requirements. The proposed Reverse Split will not affect the registration of the Company's Common Stock under the Exchange Act.

Fractional Shares

No fractional shares of post-split Common Stock will be issued to any stockholder in connection with the Reverse Split. Stockholders of record who would otherwise be entitled to receive fractional shares upon the effective date of the Reverse Split, will, upon surrender of their certificates representing shares of pre-split Common Stock, receive a cash payment in lieu thereof equal to the fair value of such fractional share. For purposes of the Reverse Split, fair value shall be the price per share equal to the average closing trading price of the Company's Common Stock over the 10 trading days immediately preceding the effective date of the Reverse Split (as adjusted to reflect the Reverse Split). The procedures for cashing out fractional shares will be set forth in a Transmittal Letter forwarded to stockholders after the effective date of the Reverse Split.

Number of Shares of Common Stock Available for Future Issuance

The number of shares of Common Stock the Company is authorized to issue will remain 200,000,000 shares of Common Stock after giving effect to the Reverse Split. The ratio of shares of Common Stock authorized and available for issue to the number of shares issued and outstanding will increase after the Reverse Split from approximately 95.7% to approximately 99.4%. The actual number of shares of Common Stock authorized and available for issuance will increase as a result of the Reverse Split from approximately 191,371,468 shares to 199,137,146 shares.

Effectiveness of the Reverse Split

The Reverse Split cannot be effectuated until at least 20 calendar days after the mailing of a definitive information statement to the Company's shareholders. The Company anticipates effectuating the Reverse Split, through the filing of a Certificate of Amendment to the Certificate of Incorporation with the Office of the Secretary of State of Delaware, immediately after the effectuation by the Company of its BDC Withdrawal, which the Company anticipates effectuating within thirty days of the tolling of the twenty calendar day period.

Commencing on the effective date, each certificate of the Company's Common Stock will be deemed for all corporate purposes to evidence ownership of the reduced number of shares of Common Stock resulting from the Reverse Split. As soon as practicable after the effective date, stockholders will be notified via a Letter of Transmittal as to the effectiveness of the Reverse Split and instructed how and when to surrender their certificates representing shares of pre-split Common Stock in exchange for certificates representing shares of post-split Common Stock, and how they will receive cash in consideration for any post-split fractional shares of Common Stock they hold. We intend to use Routh Stock Transfer, Inc. as our agent to effect the exchange of the certificates and the cashing out of fractional shares following the effective date of the Reverse Split. STOCKHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATE AND SHOULD NOT SUBMIT ANY CERTIFICATES WITHOUT THE LETTER OF TRANSMITTAL.

Certain Federal Income Tax Consequences

The following discussion summarizing certain federal income tax consequences of the Reverse Split is based on the Internal Revenue Code of 1986, as amended (the "Code"), the applicable Treasury Regulations promulgated thereunder, judicial authority and current administrative rulings and practices in effect on the date this Information Statement was first mailed to stockholders. This discussion is for general information only and does not discuss consequences that may apply to special classes of taxpayers (e.g., non-resident aliens, broker-dealers, or insurance companies).

The receipt of the Common Stock following the effective date of the Reverse Split, solely in exchange for the Common Stock held prior to the Reverse Split will not generally result in a recognition of gain or loss to the stockholders. Cash received in lieu of fractional shares, however, will generally be treated as a sale of the fractional shares (although in unusual circumstances such cash might possibly be deemed a dividend), and stockholders will recognize gain or loss based upon the difference between the amount of cash received and the basis in the surrendered fractional share.

The adjusted tax basis of a stockholder in the Common Stock received after the Reverse Split will be the same as the adjusted tax basis of the Common Stock held prior to the Reverse Split exchanged therefore (subject to the treatment of fractional shares), and the holding period of the Common Stock received after the Reverse Split will include the holding period of the Common Stock held prior to the Reverse Split exchanged therefore. No gain or loss will be recognized by the Company as a result of the Reverse Split. The Company's views regarding the tax consequences of the Reverse Split are not binding upon the Internal Revenue Service or the courts, and there can be no assurance that the Internal Revenue Service or the courts would accept the positions expressed above.

THIS SUMMARY IS PROVIDED FOR GENERAL INFORMATION ONLY AND DOES NOT PURPORT TO ADDRESS ALL ASPECTS OF THE POSSIBLE FEDERAL INCOME TAX CONSEQUENCES OF THE REVERSE SPLIT AND IS NOT INTENDED AS TAX ADVICE TO ANY PERSON. IN PARTICULAR, AND WITHOUT LIMITING THE FOREGOING, THIS SUMMARY ASSUMES THAT THE SHARES OF COMMON STOCK ARE HELD AS "CAPITAL ASSETS" AS DEFINED IN THE CODE, AND DOES NOT CONSIDER THE FEDERAL INCOME TAX CONSEQUENCES TO THE COMPANY'S STOCKHOLDERS IN LIGHT OF THEIR INDIVIDUAL INVESTMENT CIRCUMSTANCES OR TO HOLDERS WHO MAY BE SUBJECT TO SPECIAL TREATMENT UNDER THE FEDERAL INCOME TAX LAWS (SUCH AS DEALERS IN SECURITIES, INSURANCE COMPANIES, FOREIGN INDIVIDUALS AND ENTITIES, FINANCIAL INSTITUTIONS AND TAX EXEMPT ENTITIES). IN ADDITION, THIS SUMMARY DOES NOT ADDRESS ANY CONSEQUENCES OF THE REVERSE SPLIT UNDER ANY STATE, LOCAL OR FOREIGN TAX LAWS. THE STATE AND LOCAL TAX CONSEQUENCES OF THE REVERSE SPLIT MAY VARY AS TO EACH STOCKHOLDER DEPENDING ON THE STATE IN WHICH SUCH STOCKHOLDER RESIDES. AS A RESULT, IT IS THE RESPONSIBILITY OF EACH STOCKHOLDER TO OBTAIN AND RELY ON ADVICE FROM HIS, HER OR ITS TAX ADVISOR AS TO, BUT NOT LIMITED TO, THE FOLLOWING: (A) THE EFFECT ON HIS, HER OR ITS TAX SITUATION OF THE REVERSE SPLIT, INCLUDING, BUT NOT LIMITED TO, THE APPLICATION AND EFFECT OF STATE, LOCAL AND FOREIGN INCOME AND OTHER TAX LAWS; (B) THE EFFECT OF POSSIBLE FUTURE LEGISLATION OR REGULATIONS; AND (C) THE REPORTING OF INFORMATION REQUIRED IN CONNECTION WITH THE REVERSE SPLIT ON HIS, HER OR ITS OWN TAX RETURNS. IT WILL BE THE RESPONSIBILITY OF EACH STOCKHOLDER TO PREPARE AND FILE ALL APPROPRIATE FEDERAL, STATE AND LOCAL TAX RETURNS.

EFFECTIVE DATE OF STOCKHOLDER ACTIONS

The BDC Withdrawal and the Reverse Split cannot be effectuated until at least 20 calendar days after the mailing of a definitive information statement to the Company's shareholders. The Company anticipates effectuating the BDC Withdrawal, through the filing of a Form N-54C, within thirty days of the tolling of the twenty calendar day period. The Company anticipates effectuating the Reverse Split, through the filing of a Certificate of Amendment to the Certificate of Incorporation with the Office of the Secretary of State of Delaware, immediately after the effectuation of the BDC Withdrawal.

STOCKHOLDERS' RIGHTS

The elimination of the need for a special meeting of the stockholders to approve the actions set forth herein is authorized by Section 228 of the DGCL, which provides that action may be taken by the written consent of the holders of outstanding shares of voting capital stock, having not less than the minimum number of votes which would be necessary to authorize or take the action at a meeting at which all shares entitled to vote on a matter were present and voted. Pursuant to Section 228 of the DGCL, we are required to provide prompt notice of the taking of a corporate action by written consent to our stockholders who have not consented in writing to such action. This Information Statement serves as the notice required by Section 228 of the DGCL.

DISSENTERS' RIGHTS

The DGCL does not provide for dissenter's rights in connection with any of the actions proposed in this Information Statement.

STOCKHOLDERS SHARING AN ADDRESS

The Company will deliver only one Information Statement to multiple stockholders sharing an address unless the Company has received contrary instructions from one or more of the stockholders. The Company undertakes to deliver promptly, upon written or oral request, a separate copy of the Information Statement to a stockholder at a shared address to which a single copy of the Information Statement is delivered. A stockholder can notify the Company that the stockholder wishes to receive a separate copy of the Information Statement by contacting the Company via telephone at (704) 366-5122 or at the address set forth above.

Appendix A

CERTIFICATE OF AMENDMENT
OF
CERTIFICATE OF INCORPORATION
OF
CHANTICLEER HOLDINGS, INC.

Chanticleer Holdings, Inc., a corporation duly organized and existing under the General Corporation Law of the State of Delaware (the "Corporation"), does hereby certify that:

1. The Certificate of Incorporation of the Corporation is hereby amended by deleting Article Fourth thereof in its entirety and inserting the following in lieu thereof:

"FOURTH: The total number of shares of stock of which the Corporation shall have authority to issue is 200,000,000, all of which shall be shares of Common Stock, par value $.0001 per share.

Upon this Certificate of Amendment to the Certificate of Incorporation of the Corporation becoming effective pursuant to the General Corporation Law of the State of Delaware (the "Effective Time"), each share of the Corporation's common stock, par value $.0001 per share (the "Old Common Stock"), issued and outstanding immediately prior to the Effective Time, will be automatically reclassified as and converted into one tenth (1/10) of a share of common stock, par value $.0001 per share, of the Corporation (the "New Common Stock"). Any stock certificate that, immediately prior to the Effective Time, represented shares of the Old Common Stock will, from and after the Effective Time, automatically and without the necessity of presenting the same for exchange, represent the number of shares of the New Common Stock as equals the product obtained by multiplying the number of shares of Old Common Stock represented by such certificate immediately prior to the Effective Time by one tenth (1/10) (the "Reverse Stock Split"). The Corporation shall not issue fractional shares in connection with the Reverse Stock Split."

2. The foregoing amendment was duly adopted in accordance with the provisions of Sections 242, 141 (by written consent of the board of directors), and 228 (by written consent of the stockholders) of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, the undersigned has caused this Certificate to be executed on this ___ day of _____________, 2008.

CHANTICLEER HOLDINGS, INC.

By:
Name:
Title: